UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 2, 2011

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 2, 2011, Potlatch Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company’s Proxy Statement filed with the SEC on April 1, 2011. The certified results of the stockholder vote are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors to hold office until the 2014 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
Jerome C. Knoll	29,831,356	1,331,150	152,101	5,599,735
John S. Moody	29,785,396	1,375,422	153,789	5,599,735
Lawrence S. Peiros	29,810,681	1,343,310	160,616	5,599,735

Proposal 2 – Ratification of the Appointment of KPMG, LLP as Independent Auditors for 2011

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent auditors for 2011.

For	Against	Abstain	Broker non-votes
35,915,506	905,056	93,780	N/A

Proposal 3 – Approval of material terms of performance goals in the Potlatch Corporation 2005 Stock Incentive Plan.

The Stockholders approved the material terms of the performance goals in the Potlatch Corporation 2005 Stock Incentive Plan.

For	Against	Abstain	Broker non-votes
29,540,133	1,607,008	167,466	5,599,735

Proposal 4 – Approval by non-binding vote, of 2010 compensation paid to the company’s named executive officers.

The Stockholders approved the 2010 compensation paid to the company’s named executive officers.

For	Against	Abstain	Broker non-votes
28,428,398	2,676,574	209,635	5,599,735

Proposal 5 – Approval by non-binding vote, of the frequency of future advisory votes on executive compensation.

The Stockholders voted to recommend a 1 year frequency of future advisory votes on executive compensation.

Votes
One Year	21,162,884
Two Years	275,833
Three Years	9,636,898
Abstain	238,992
Broker non-votes	5,599,735

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2011	POTLATCH CORPORATION

	By:	/s/ Lorrie D. Scott
	Name:	Lorrie D. Scott
	Title:	Corporate Secretary